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                                                                 Exhibit (g)(12)

                                   APPENDIX C
                                       TO
                THE FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT
                                     BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                          Dated as of December 31, 2003

The following is a list of Funds for which the Delegate shall act as Foreign Custody Manager under the Foreign Custody Manager Delegation Agreement dated as of May 1, 1999 (the "Agreement"):


                    Nicholas-Applegate U.S. Convertible Fund
                   Nicholas-Applegate Emerging Countries Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                      Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
                   Nicholas-Applegate U.S. Equity Growth Fund
              Nicholas-Applegate U.S. Large Cap Select Growth Fund
               Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.



NICHOLAS APPLEGATE                         BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:                                        BY:
   -----------------------------------        ----------------------------------
NAME:  Charles H. Field, Jr.               NAME:
TITLE: Secretary                           TITLE: